EXHIBIT 32

CERTIFICATIONS

I am Steven Balasiano, the Vice President, General Counsel and Corporate Secretary of The Children’s Place Retail Stores, Inc. (the “Company”) and a member of the Committee that, in conjunction with the Company, administers The Children’s Place 401(k) Savings Plan (the “Plan”). In that capacity, I am the equivalent of the chief executive officer of the Plan. Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify as follows:

1.               The annual report of the Plan on Form 11-K for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in such annual report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

IN WITNESS WHEREOF, I have executed this Certification this 13th day of July, 2004.

By:	/s/ Steven Balasiano
Vice President, General Counsel
and Corporate Secretary

I, Seth L. Udasin, Vice President and Chief Financial Officer of The Children’s Place Retail Stores, Inc. (the “Company”), pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, do hereby certify as follows:

1.               The annual report of the Plan on Form 11-K for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in such annual report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

IN WITNESS WHEREOF, I have executed this Certification this 13th day of July, 2004.

By:	/s/ Seth L. Udasin
Vice President and
Chief Financial Officer